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    As filed with the Securities and Exchange Commission on December 15, 1998

                           Registration No: 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Quest Education Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                                 65-0038445
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

1327 Northmeadow Parkway, Suite 132, Roswell, Georgia              30076
-----------------------------------------------------            ----------
(Address of Principal Executive Offices)                         (Zip Code)



                1998 Amendment to 1996 Performance Incentive Plan
                -------------------------------------------------
                            (Full title of the Plan)


                            Gary D. Kerber, President
                           Quest Education Corporation
                       1327 Northmeadow Parkway, Suite 132
                             Roswell, Georgia 30076
                    ---------------------------------------
                    (Name and address for agent for service)

                                 (770) 475-9930
                                 --------------
         (Telephone number, including area code, for agent for service)

                                   Copies to:

                              Morris C. Brown, Esq.
                             Greenberg Traurig, P.A.
                  777 South Flagler Drive, Suite 300-East Tower
                         West Palm Beach, Florida 33401
                                 (561) 650-7928

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                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- ----------------------- --------------------------
                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING    AMOUNT OF REGISTRATION
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)               PRICE(2)                   FEE
----------------------- --------------------- -------------------- ----------------------- --------------------------
Common Stock,
 Par Value $.01               500,000               $10.44              $5,220,000.00              $1,451.16
----------------------- --------------------- -------------------- ----------------------- --------------------------

TOTAL:                        500,000               $10.44              $5,220,000.00              $1,451.16
----------------------- --------------------- -------------------- ----------------------- --------------------------

(1) The number of shares stated is the aggregate number of shares of Common Stock to be issued upon the exercise of options granted or to be granted under the 1998 Amendment to the Company's 1996 Performance Incentive Plan (500,000). A registration fee of $1,982.48 with respect to 961,666 shares in the original plan was paid when the initial Registration Statement was filed with the Commission on August 4, 1997.

(2) Estimated in accordance with Rule 457(c) under the Act solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on December 10, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

         In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein and shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                EXPLANATORY NOTE

         On September 22, 1998, the Stockholders approved an amendment to the 1996 Performance Incentive Plan (the "Plan") that increased the number of shares of Common Stock, $0.01 par value, authorized for issuance under the Plan from 961,666 to 1,461,666. This Form S-8 registers such additional securities.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           1. The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), File Number 000-21567, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed with the Commission on June 30, 1998;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1998, filed with the Commission on August 12, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 1998, filed with the Commission on November 13, 1998;

         (d) The Company's Proxy Statement on Schedule 14a dated August 24, 1998, filed with the Commission on August 26, 1998;

         (e) The Company's Registration Statement on Form S-8 (File Number 333-32809) filed with the Commission on August 4, 1997;

         (f) The Company's Prospectus filed pursuant to Rule 424(b)(1) (File Number 333-50221) filed with the Commission on July 2, 1998;

         (g) The Company's Current Report on Form 8-K filed with the Commission on October 5, 1998; and

         (h) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A/A filed with the Commission on October 18, 1996.

         2. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.



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


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered hereby will be passed upon for the Company by the law firm of Greenberg Traurig, P.A., the Company's general counsel. Mr. Morris C. Brown, a shareholder in the law firm of Greenberg Traurig, P.A., is the duly elected Secretary for the Company and owns options to purchase 5,001 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of Section 174 of the Delaware General Corporation Law; or (iv) transactions from which directors derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         Article Sixth of the registrant's Restated Certificate of Incorporation provides that "a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended." Any repeal or modification of this provision by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 1996 Performance Incentive Plan (incorporated by reference from Exhibit 10.53 to Amendment No. 1 to Registration
                  Statement on Form S-1 filed with the Commission on September
                  20, 1996).

         4.2      1998 Amendment to 1996 Performance Incentive Plan
                  (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on October 5, 1998).

         5.1*     Opinion of Greenberg Traurig, P.A.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of Winther, Stave & Co., LLP

         23.3*    Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1).

         24.1* Powers of Attorney (included in the signature page of this Registration Statement).

         99.1 Report of Winther, Stave & Co., LLP (incorporated by reference from Ex. 99.1 to the Company's Form 10-K filed with the Commission on June 30, 1997).

         99.2 Report of Winther, Stave & Co., LLP (incorporated by reference from Ex. 99.2 to the Company's Form 10-K filed with the Commission on June 30, 1997).

         99.3 Report of Winther, Stave & Co., LLP (incorporated by reference from Ex. 99.3 to the Company's Form 10-K filed with the Commission on June 30, 1997).

*Filed with this Registration Statement.



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


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on this 15th day of December 1998.

                                       QUEST EDUCATION CORPORATION. (Registrant)


                                       By:      /s/ Gary D. Kerber
                                          -------------------------------------
                                       Gary D. Kerber
                                       Chairman of the Board, President and
                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GARY D. KERBER his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
/s/ Gary D. Kerber                          President, Chief Executive Officer,         December 15, 1998
------------------------------------        and Chairman of the Board
Gary D. Kerber                              (Principal Executive Officer)

/s/ Vince Pisano                            Vice President and Chief                    December 15, 1998
------------------------------------        Financial Officer
Vince Pisano

/s/ Robert J. Cresci                        Director                                    December 15, 1998
------------------------------------
Robert J. Cresci

/s/ William D. Ford                         Director                                    December 15, 1998
------------------------------------
William D. Ford

/s/ Carl S. Hutman                          Director                                    December 15, 1998
------------------------------------
Carl S. Hutman

/s/ Richard E. Kroon                        Director                                    December 15, 1998
------------------------------------
Richard E. Kroon



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